Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Rick Lutz, LC Group
(404) 261-1196 or LCGroup@mindspring.com

IMPART MEDIA GROUP RELEASES OPERATIONAL UPDATE

Company Exceeds 2006 Q4 Revenue Forecast with Estimated $2.34 Million, 2006 Revenues Total $6.65 Million; Forecasting 2007 Revenues of $18 to $21 Million

Seattle, WA - February 6, 2007 — Impart Media Group, Inc. (OTCBB: IMMG), a provider of end-to-end networked digital media solutions for the enhanced delivery of information, merchandising, brand marketing, and advertising, announced today an operational update to its shareholders including business strategy. In addition, the company has announced preliminary unaudited revenue results for the Fourth Quarter of $2.34 Million, representing a 42% increase over Third Quarter revenues.

Joe F. Martinez, Chairman & CEO and Principal Financial Officer of Impart Media Group, issued a letter to shareholders to provide an operational overview and progress report.

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Dear fellow shareholders:

At the last Operational Update in October 2006, I outlined several objectives for our company:

•	Immediately focus our company and streamline our business in preparation for a significant and successful 2007.

•	Reduce operating costs by eliminating all non-core business absorbed in recent mergers and acquisitions.

•	Replace our CAPEX network-owned revenue model with the implementation of the strategic ‘ImPartner’ program.

•	Prioritize and expedite all sales efforts to targeted key customers, with major rollout potential, and integrate multi-tier, product variations of Impart IQ™.

•	Capitalize on the E&M (Impart Media Advertising) direct response advertising business unit potential by year-end.

•	Accelerate progress to cash flow positive as soon as possible.

I am very happy to announce that we have accomplished most of those objectives in the past three months:

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We made tremendous strides in our finance department with the hiring of Stephen Wilson. Under his leadership, we have streamlined our financial reporting process and the full integration of our E&M Advertising (Impart Media Advertising) subsidiary into our core business. Our comprehensive reporting and audit procedures are in place and we have eliminated all of the legacy legal issues and accounting challenges that Impart inherited by its recent acquisitions.

•	Business units that were no longer core to our revamped business mission were closed.

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We repositioned our CAPEX business model by strategically aligning ourselves with a name brand, out-of-home space partner that will provide the capital requirements for equipment capital expenditures and fulfils the advertising placement needs. Impart will continue to provide the content and management of the systems that are installed. We plan to announce this partnership in March, when the proper client and partner approvals are in place and we expand our airport deployment efforts.

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The company’s top-to-bottom product offerings were augmented with the addition of the Impart IQ mini™, which was designed with small, integrated touch screen display form factor, Debian Linux or Microsoft Windows embedded operating system options, solid state flash storage, network or standalone configurations - and an expedited development and manufacturing cycle, with aggressive cost and pricing economies.

•	We experienced a very enthusiastic market acceptance of the Impart IQ mini™.
Microsoft Corporation is utilizing the Impart IQ mini™ for a merchandising application showcasing their Zune, Vista, and Office 2007 product roll outs with mass market retailers, globally in 2007.

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We also continued to expand our comprehensive product line with important features and technical functionality, via the platform additions of Impart IQ Interactive™, Impart IQ Live™, and Impart IQ Streams™.

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The company continues to deliver complete turnkey systems, equipment and subscription services to clients such as RediClinic, MediPlay, AT&T, Bell Canada, Dole Foods, and others as we expand their digital media networks.

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Significantly, I am pleased to announce that the company surpassed the 1,000 mark of sold units for the Impart IQ™ platform by year-end 2006 - a significant milestone considering the Impart IQ™ product line did not start shipping in quantity until June 2006.

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Our E&M (IMA) business unit experienced its best quarter in twenty years in Q4 2006, with an array of new clients and increased margin performance, tied to well-received creative campaigns in direct response advertising.

From a financial perspective, we would have been cash flow positive in early Q1 2007, however, due to product shipment and installation delays (a result of UL approvals and customer deployment strategies), we now anticipate to become cash flow positive in Q2 2007. Becoming cash flow positive is predicated on product delivery schedules to Europe, client's real-estate negotiations and other factors, however as we expand, we also diversify our client pipeline.

Significantly, based on our impressive business turnaround in Q4 2006, the company will not require additional equity funding, but will rely on less dilutive credit lines and small strategic investments. This approach, along with our strategic relationships in place or in the process of formation, will assist the company with our capital requirements for the foreseeable future.

So even though 2006 was a very challenging and business transitional year, we feel that our management team made considerable progress and we now look forward in 2007 to showcasing exciting product innovation, increased market penetration, and major revenue growth.

Our objectives for 2007 are:

•	Reach cash flow positive by the end of second quarter.

•	Meet or exceed our revenue forecast of $18 to $21 million by December 2007.

•	Continue to strengthen our financial reporting capabilities to accommodate the timely reporting requirements as the company grows in complexity and ramps up revenue recognition from various markets.

•	Accelerate mass deployment of our Impart IQ™ product line to our key customers such as AT&T, Microsoft, RediClinic, Dole Foods, etc.

•	Install and monetize Detroit and Dallas-Fort Worth airports, in concert with our new strategic CAPEX partner to be announced soon.

•	Enhance our recurring revenue model by increasing our creative and content development department.

•	Continue to integrate the E&M business unit into Impart, with the launch of Impart IQ Ads™ in third quarter.

•	Continue to seek 'ImPartner' relationships for market reach, deliverables, and scalability and make strategic and accretive (to earnings) acquisitions.

•	Expand efforts internationally with product distribution and representation efforts in mainland China, Mexico, Russia, and the UK.

•	Continue to build the Impart Leadership Team, as the best in the Digital Signage sector.

•	Put in place a more formal and timely communications process with our shareholders.

We feel strongly that if we focus on the core fundamentals of the business and meet our revenue projections, continue to deliver the best service in the industry to our clients, and maintain and nurture key strategic relationships, the company, and its shareholders will be rewarded with a stock price that begins to reflect our very promising future. We fully realize that there are no short cuts to building revenue and net income, it has to be accomplished on the basic fundamentals of hard work, timing and execution. In doing so we continue to innovate with our technology platforms, expand our market reach globally, and hire and retain the best and brightest people in the industry.

In conclusion, let me quickly review the state of the digital signage industry from my perspective. I have voiced in the past that the industry has an identity crisis with no real handle on what the delivery of digital media really means or how confusing it can be for clients as they evaluate the multitude of options available. With over 24 years in the business, the principals at Impart have seen the vast confusion. At the low end of the spectrum we have a traditional AV (audio-visual) dealer that hangs a display screen and considers himself a Digital Signage expert and a player in the digital media business. On the other end are the "alphabet broadcast" networks (ABC, CBS, and NBC) which are struggling to keep their commercial advertisements viewable and relevant, as more and more people opt-out by means of DVR’s (Digital Video Recorders), DVD's, Video-On-Demand, and the Internet - bypassing most, if not all, advertising. In the middle of the spectrum is the highly successful Google that delivers targeted and relevant advertising on the Internet, using their “Search Engine” as the means to attract eyeballs. Also in the fight for advertising awareness and mass audiences is the out-of-home sector (i.e. the bill board companies) with their CPM (cost per thousand ad impressions) model, who, despite high PE (price earnings) multiples, are fighting a battle of attrition with more and more visual road side pollution obstacles and stagnating ad revenues due to boring static content. To add video or digital content to road side billboard advertising is not only expensive and technically challenging, it is also facing challenges from safety experts and governmental regulators who are just now beginning to cope with the safety concerns of cell phone usage, GPS visual directional devices, and personal audio or video (i.e., iPod), along with all the other distractions that are confronting and preoccupying the attention of the driving public.

What does this all mean to Impart? We would call it the “perfect storm” where traditional media is being completely disrupted and transformed by technology, due to an inattentive & mobile audience, fluid demographics and other psychosocial phenomena that are permanently changing the way brands and merchandisers have traditionally sought to advertise or promote their products. Adding “chaos theory” to the equation, some of these changes are U.S.-centric, while other rules are somewhat varied in Europe, Asia, and Africa (just now receiving the first semblance of media in the form of cell phones, television, the Internet, and, in some cases, even radio). In some areas of connectivity, many parts of the world are more advanced because of their embrace of a single cell phone standard operating system and government subsidized broadband connectivity, in contrast to the U.S. that has numerous competing and market driven systems - still - what drives advertising is media content, an area that the U.S. still dominates.

To fully understand why the Impart solution is different from all of the other competitors that are in the delivery of some form of digital data to a display screen in the out-of-home sector, one needs to first dissect the business model. Some of the competing business models are software packaged (i.e. CD), others are hardware component "box sellers", and a few are offline, media based (e.g. DVD's and flash memory sticks/cards). So the word “media” is confusing and that is exactly where the problem with many business and revenue generating models exists. The purpose of this operational review is not to make the reader technically expert in the delivery of digital media, but to emphasize the primary differentiator as to why we at Impart are confident in our future success and why the market entrance of Cisco and Google only serve to validate what we have been stating for many years.

The founders of Impart: Steve Corey, Laird Laabs, and Tom Muniz (who in the early days led the burgeoning industry by defining the required components of display, multimedia PC, and connectivity - matched to relevant, real-time and future web based content), recognized that with the advent of the Internet, similar to the early days of radio and television, an infrastructure needed to be built so that an IP-based network could deliver content fast, accurately, reliably, and securely. The founders of Impart utilized many variations of software being offered at the time and developed a sophisticated network backend, adept operational processes, and a scalable deliverables architecture that modularly integrates with a universal multitude of products, services, and data interfaces essential in the mass deployment of digital signage. For the most part, many of the early digital signage networks did not scale adequately and efficiently and were dependent on advertising for survival. Some networks were off target in their messaging and audience, time wasting in their environment, pilot or proof-of-concept sinkholes, and others ended up dying in the hands of the Fortune 500 IT departments, who thought they could internally replicate and deliver on the marketing promise of digital signage. Under the new leadership and broad vision of Impart CTO Todd Weaver, complemented with the application expertise of Lars Jensen, the Impart IQ™ product line has innovatively evolved by taking the mystery and cost out of the “media server”. When you factor in the "iTunes and YouTube on steroids" potential of Impart IQ Streams™ and Impart IQ Ads™, we believe the industry, as we know it today, will be forever changed and will become one of the largest media opportunities for the foreseeable future.

So does not the Impart IQ™ product line alone change the industry? Not necessarily …at the end of the day, if products don’t work or if the service is poor, success will not be the happy end result. I had the opportunity in my prior career to have worked with IBM, ROLM, and N.E.T, - all very sophisticated companies that were responsible for the delivery of mission critical information to Fortune 500 companies, such as Rockwell International, American Honda, American Airlines, Federal Express, and Bear Stearns to name just a few. These companies relied on the products that I sold to run their businesses. It is my contention that up to now digital signage had not yet arrived to the mission critical stage, akin to a mandatory, public utility service (i.e. water, electricity, phone, cable, Internet etc.). However, as more advertising budgets are being diverted to the out-of-home sector, digital signage networks and their consequent content delivery are fast becoming business critical, if not mission imperative. For example, if a one-minute ad does not run properly during the Super Bowl, millions of dollars and the millions of captive viewing audience are wasted and the broadcast network is required to "make good". The same is true if a 250 screen, digital signage network running ads, goes “dark” for any length of time due to service interruption. When it comes to relevant, late breaking, or time sensitive content, in the case of our airport kiosk deployments that are pending major expansion, if there is a security breach at the airport, our system has the capability of alerting every display screen (or targeting specific terminal screens) in the airport of the security breach and guiding people into a safety zone or diverting only those affected. If the alert happens to be a genuine threat - such as a bombing, biological/terrorist attack, fire, or even an Amber Alert to signify that a child has gone missing - one could effectively make the case that digital signage is now indeed mission critical and a utility service required. Why then would owners or deployers of digital signage networks - requiring these type of business critical communication scenarios - rely and take the risk of installing shrink-wrap software, hardware "box seller", or sneaker net (offline) solutions, with off-the-shelf commodity PCs, consumer grade displays, and cheap Internet connectivity supported by a mix bag of vendors and service providers and all pointing the finger at one another, when mission critical media delivery has failed?

This is the case-in-point and foundation of market and business differentiation for Impart. We take end-to-end responsibility, from the design concept and communication goals of the network, fixture design in POS (point-of-sale), POP (point-of-purchase) environments, kiosk enclosure/fabrication, content development/management, network/site monitoring, data/web server hosting, business grade connectivity provisioning, installation, customer support, and onsite service dispatch. We also collaborate with our certified "ImPartners" to fill any of the voids that might be present in any network or media service delivery, such as programming, creative design, and advertising placement. This is an important statement, because from the presentation layer, which is the ad or content placed on the display screen, through the media player, the router, Internet connection, and all the way back to Impart's NOC (Network Operation Center - with our proprietary data storage and data mining system), we are responsible for the entire delivery, security, and maintenance of the network, plus the creative development or repurposing of the content. We are also responsible to the insertion of the ads (when our Impart IQ Ads™ portal is activated in the next few months). We don’t farm it out, we do it all ourselves, as a turnkey solution provider. The digital signage network or media property owner only makes one call.

This represents only a small facet of the ultimate reason why we are looking forward to a very successful 2007. However, it is setting the stage for even better things to come as deployment of out-of-home digital media crosses over, en masse, to the millions of display screens that today we call cell phones or mobile media. After many years of jump starts, the Digital Signage sector is set to explode, as can be witnessed firsthand with the significant evolution of Focus Media in China, now approaching a $4.5 billion market capitalization, to the recent market announcements of infrastructure giant, Cisco, and the omnipresent Google, with their targeted advertising and search engine. Such companies are clearly legitimizing the sector and we welcome their entry and even their collective success in our space. Needless to say, these same companies will create more opportunities for Impart by validating our pioneering industry development efforts and attaching tangible valuation to our wealth of market experience and industry knowledgebase. Impart intends to capitalize on its near first-to-market leadership position - that up to now has increased its market share by word-of-mouth and reputation in the industry - by securing projects that only make financial and technical sense.

We appreciate our shareholders patience during this past year and look forward to a very rewarding 2007.

Sincerely,

Joe F. Martinez
Chairman & CEO, Impart Media Group, Inc.

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The company expects to report its Fourth Quarter and 2006 Annual Financial results by March 30, 2007.

About Impart Media Group, Inc.
Impart Media Group, Inc., headquartered in Seattle, Washington, is a rapidly expanding digital signage leader in the emerging out-of-home media sector. The company's mission statement: "We provide end-to-end networked digital media solutions for the enhanced delivery of information, merchandising, brand marketing, and advertising."

The company is growing through a consolidation strategy that includes acquiring the industry’s best and brightest talent and developing the most advanced solutions to create a broad, integrated one-stop communications media company focused on digital signage and networked advertising offerings for leading brands and environments in industries such as retail, grocery, banking, restaurants, hospitality, government, airports, and public transit spaces, among others. The company’s digital media solutions enable the simultaneous delivery of video, stills, text, web, and animation content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center or secure web portals. For more information please visit: www.impartmedia.com or call (800) 544-3343.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. This news release may contain forward-looking statements relating to the success of any of the Company's strategic initiatives, the Company's growth and profitability prospects, the benefits of the Company's products to be realized by customers, the Company's position in the market and future opportunities therein, the deployment of Impart products by customers, and future performance of Impart Media Group. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, among others, risks involved in the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company's customers and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission (SEC). You should not place undue reliance upon any such forward-looking statements, which are based on management's beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management's beliefs or opinions change.